COTTON VALLEY RESOURCES CORPORATION
                          8350 North Central Expressway
                                   Suite M2030
                               Dallas, Texas 75206


                         MANAGEMENT INFORMATION CIRCULAR

1.       SOLICITATION OF PROXIES

         This Management Information Circular is furnished in connection with the solicitation of proxies by the management of COTTON VALLEY RESOURCES CORPORATION (the "Corporation") for use at the Annual and Special Meeting of Shareholders of the Corporation (the "Meeting") to be held at the time and place and for the purposes set forth in the attached Notice of Annual and Special Meeting of Shareholders. It is expected that the solicitation will be by mail primarily, but proxies may also be solicited personally by officers or directors of the Corporation. The cost of such solicitation will be borne by the Corporation.

2.       APPOINTMENT, REVOCATION AND DEPOSIT OF PROXIES

         The persons named in the enclosed form of proxy are directors or officers of the Corporation.

         A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER PROPER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT THEREOF.

         A shareholder forwarding the enclosed proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. If the shareholder giving the proxy wishes to confer a discretionary authority with respect to any item of business then the space opposite the item is to be left blank. The shares represented by the proxy submitted by a shareholder will be voted in accordance with the directions, if any, given in the proxy.

         A shareholder who has given a proxy may revoke it at any time in so far as it has not been exercised. A proxy may be revoked, as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy, by instrument in writing executed by the shareholder or by his attorney authorized in writing or, if the shareholder is

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         a body corporate,  by an officer or attorney  thereof duly  authorized, and deposited either at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits the proxy is revoked. A proxy may also be revoked in any other manner permitted by law.

3.       MANNER OF VOTING AND EXERCISE OF DISCRETION BY PROXIES

         The persons named in the enclosed form of proxy will vote the common shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them. In the absence of such direction, such common shares will be voted for the election of directors, for the appointment of the auditor, for the resolution approving the proposed financing of between US$7,500,000 and US$20,000,000 through the issuance of a minimum of 1,250,000 units and a maximum of 3,333,333 units, and for the special resolution approving the continuance of the Corporation from Ontario to the Yukon Territory, all as described in this Circular. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. At the time of the printing of the Circular, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice of Annual and Special Meeting of Shareholders.

4.       VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The authorized capital of the Corporation consists of an unlimited number of common shares (the "Common Shares") and an unlimited number of preference shares. On November 4, 1996, an aggregate of 9,204,318 Common Shares and no preference shares were issued and outstanding. Each Common Share entitles the holder thereof to one (1) vote at all meetings of shareholders.

         All shareholders of record at the time of the Meeting or any adjournment thereof are entitled either to attend and vote thereat in person the shares held by them, or provided a completed and executed proxy shall have been delivered to the Corporation, to attend and vote thereat by proxy the shares held by them.

         As at November 4, 1996, the only persons or companies who, to the knowledge of the directors and senior officers of the Corporation, beneficially own, directly or indirectly, or exercise control or direction over more than ten percent (10%) of the issued and outstanding voting shares of the Corporation were as follows:

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                                                       - 3 -



 NAME                                    NUMBER OF                  TOTAL OF
                                        COMMON SHARES            COMMON SHARES

Royal Trust Corporation .................   1,000,000                  10.86%

Eugene A. Soltero .......................   946,000(1)(2)              10.28%

James E. Hogue ..........................   961,000(2)(3)              10.44%

         Notes:

         (1) Includes 80,000 Common Shares held directly, 610,000 Common Shares owned by the Soltero Family Limited Partnership and 256,000 Common Shares held by Mr. Soltero's wife.
         (2) Mr. Soltero and Mr. Hogue also hold a Power of Attorney to vote 3,481,732 Common Shares held by certain parties that received Common Shares in exchange for the transfer to the Corporation of their interests in respect of property in the Movico Field of Mobile County, Alabama and in respect of property in the Cheneyboro Field of Navarro County, Texas.
         (3) Includes 80,000 Common Shares held directly, 640,000 Common Shares owned by the Hogue Family Limited Partnership and 241,000 Common Shares held by Mr. Hogue's wife.


                     PARTICULARS OF MATTERS TO BE ACTED UPON

5.       ELECTION OF DIRECTORS

         The persons named in the enclosed form of proxy intend to vote for the election of the nominees whose names are set forth below. The shareholders are being asked to elect five (5) directors at this Meeting. The management does not contemplate that any of the nominees will be unable to serve as a director but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the close of business on the day of the first annual meeting of shareholders of the Corporation following his election unless his office is earlier vacated in accordance with the Articles of the Corporation.

         The following are the names of management's nominees for election as directors of the Corporation together with their positions held with the Corporation, municipalities of residence, principal occupations for the past five years, and the number of shares beneficially owned or over which control or direction is exercised:


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                                                       - 4 -


Name, Address                                                    Date Elected                Shares
and Position                    Principal Occupation             Director                    Held
Eugene A. Soltero               Petroleum Executive              December, 1995              946,000(2)(3)
Chairman of the Board and
Chief Executive Officer
Dallas, Texas
James E. Hogue                  Petroleum Executive              July, 1996                  961,000(3)(4)
President, Chief Operating
Officer, Director
Dallas, Texas
Richard J. Lachcik              Lawyer                           February, 1995              Nil
Director
Oakville, Ontario
Wayne T. Egan                   Lawyer                           June, 1996                  Nil
Director
Toronto, Ontario
Michael Kamis                   Petroleum Executive              November, 1996              Nil
Director
Calgary, Alberta

         The shareholders are urged to elect Management's nominees as directors.

         Notes:

         (1)      The audit committee will be composed of all the directors.
         (2) Includes 80,000 Common Shares held directly, 610,000 Common Shares owned by the Soltero Family Limited Partnership and 256,000 Common Shares held by Mr. Soltero's wife.
         (3) Mr. Soltero and Mr. Hogue also hold a Power of Attorney to vote 3,481,732 Common Shares held by certain parties that received Common Shares in exchange for the transfer to the Corporation of their interests in respect of property in the Movico Field of Mobile County, Alabama and in respect of property in the Cheneyboro Field of Navarro County, Texas.
         (4) Includes 80,000 Common Shares held directly, 640,000 Common Shares owned by the Hogue Family Limited Partnership and 241,000 Common Shares held by Mr. Hogue's wife.


6.       STATEMENT OF EXECUTIVE COMPENSATION

         A.       Summary Compensation Table

                  The following table discloses compensation paid or awarded to the Corporation's Chief Executive Officer and each of the other executive officers for the last two financial years since its inception.


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

                                        Annual Compensation                                Long-Term Compensation
                                                                                           Awards                   Payouts


                                                                            Restricted
                                                            Securities      Shares
                                                  Other     Under           or                             All
      Name                                        Annual    Options/        Restricted                     Other
      and                                         Compen-   SARs            Share            LTIP          Compen-
   Principal        Year    Salary       Bonus    sation    Granted         Units           Payouts        sation
    Position                 (US$)       (US$)     (US$)     (#)           (US$)            (US$)            (US$)
      (a)            (b)      (c)         (d)       (e)      (f)           (g)              (h)              (i)

Eugene A.           1996       115,000     -         -       200,000         -               -                -
Soltero             1995        25,000     -         -                       -               -                -
Chairman of
the Board,
Chief
Executive
Officer
---------------- --------------------- ----------------------------- ----------------- --------------  --------------
James E.            1996       115,000     -         -       200,000         -               -                -
Hogue               1995        25,000     -         -                       -               -                -
President,
Chief
Operating
Officer
---------------- --------------------- ----------------------------- ----------------- --------------  --------------
Peter Lucas         1996       101,500     -         -       200,000         -               -                -
Senior Vice         1995             0     -         -             -         -               -                -
President,
Chief
Financial
Officer
---------------- --------------------- ----------------------------- ----------------- --------------  --------------
C. Ronald           1996        22,000     -         -       200,000         -               -                -
Burden              1995             0     -         -             -         -               -                -
Senior Vice
President of
Exploration
================ ========= =========== ========= =================== ================= ==============  ==============

         B.       Long-Term Incentive Plan Awards (Period ended June 30, 1996)

                  The Corporation currently has no long-term incentive plans, other than stock options granted from time to time by the Board of Directors under the provisions of the Corporation's stock option plan.


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         C.       Option/SAR Grants (Period ended June 30, 1996)


                                             % of Total                              Market Value
                         Securities           Options/                              of Securities
                            Under               SARs                                  Underlying
                          Options/           Granted to            Exercise            Options/
                            SARs              Employees               or             SARs on the
                           Granted          in Financial          Base Price        Date of Grant          Expiration
        Name                 (#)                Year             ($/Security)        ($/Security)             Date
        (a)                  (b)                 (c)                 (d)                 (e)                   (f)
-------------------- ------------------- -------------------  ------------------ --------------------  -------------------
Eugene A.                        200,000        25.0%                2.50                2.25             July 1, 2001
Soltero
-------------------- ------------------- -------------------  ------------------ --------------------  -------------------
James E.                         200,000        25.0%                2.50                2.25             July 1, 2001
Hogue
-------------------- ------------------- -------------------  ------------------ --------------------  -------------------
Peter Lucas                      200,000        25.0%                2.50                2.25             July 1, 2001
-------------------- ------------------- -------------------  ------------------ --------------------  -------------------
C. Ronald                        200,000        25.0%                2.50                2.25             July 1, 2001
Burden
==================== =================== ===================  ================== ====================  ===================

     D. Aggregated Option/SAR Exercises (Period ended June 30, 1996) and Financial Year-End Option/SAR Values


                                                                                                         Value of
                                                                                                       Unexercised
                                                                               Unexercised             in-the-Money
                                                                              Options/SARs             Options/SARs
                                Securities              Aggregate               at FY-End               at FY-End
                               Acquired on                Value                    (#)                     ($)
                                 Exercise               Realized              Exercisable/             Exercisable/
          Name                     (#)                     ($)                Unexercisable           Unexercisable
           (a)                     (b)                     (c)                     (d)                     (e)
Eugene A. Soltero                   0                       0                            200,000            0
------------------------- ---------------------- ----------------------- -----------------------  ----------------------
James E. Hogue                      0                       0                            200,000            0
------------------------- ---------------------- ----------------------- -----------------------  ----------------------
Peter Lucas                         0                       0                            200,000            0
C. Ronald Burden                    0                       0                            200,000            0
========================= ====================== ======================= =======================  ======================

       E.         Compensation of Directors

                  Directors who are not employees of the Corporation receive $500 per meeting of the board and $500 per committee meeting not held on the same date as a board meeting. Directors are permitted to accept shares in lieu of cash. Employee directors receive no extra compensation for service on the board.

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                                                       - 7 -


                  No directors were compensated by the Corporation during the last financial year for services as consultants or experts, other than $26,035.92 paid in legal fees to Weir & Foulds, Toronto; Mr. Richard J. Lachcik and Mr. Wayne T. Egan, directors of the Corporation, are partners in such firm.

         F.       Indebtedness of Directors and Senior Officers

                  None of the directors or senior officers of the Corporation or their respective associates or affiliates is indebted to the Corporation.


7.       PUBLIC FINANCING

         The Corporation has entered into an agreement with National Securities Corp. (the "Underwriter") of Seattle, Washington to complete an offering on a firm commitment basis of a minimum of 1,250,000 units and a maximum of 3,333,333 units. Under the terms of the agreement with the Underwriter, the Corporation proposes to raise between US$7,500,000 and US$20,000,000 through the issuance of a minimum of 1,250,000 units and a maximum of 3,333,333 units (the "Units"), each Unit consisting of 1 series A convertible preferred share (the "Preferred Shares") and 1 redeemable Common Share purchase warrant (the "Warrants"). The Preferred Shares and Warrants may not be traded separately until April 6, 1997, unless separated earlier upon three days' prior written notice to the Corporation from the Underwriter. Each Preferred Share is convertible into two Common Shares of the Corporation. Each Warrant is exercisable after the date on which the Preferred Shares and Warrants become tradeable separately, until December 31, 1998, at a price of US$3.00 per share (subject to adjustment) to acquire one Common Share of the Corporation. After April 6, 1997 the Corporation may call for the redemption of the Warrants at any time on 30 days' prior written notice to warrant holders at a redemption price of US$0.01 per Warrant provided that the closing price or the closing bid quotation of the Common Shares is at least US$4.50 per share for ten consecutive trading days.

         The share provisions attaching to the Preferred Shares are as follows:

          (a) the Preferred Shares may be issued for such consideration as the directors from time to time may determine;

         (b) the holders of Preferred Shares are entitled to receive notice of, and to 2 votes for each Preferred Share held at all meetings of the shareholders of the Corporation, and to vote as a class at any meeting at which, pursuant to the corporate laws of the jurisdiction to which the Corporation is subject, the holders of Preferred Shares are entitled to vote as a class;

         (c) the holders of Preferred Shares are entitled to receive dividends at the rate of 8% per annum, payable in cash or in Common Shares. The dividends will be paid annually, within sixty (60) days after the close of each fiscal year ending June 30. If the

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                                                       - 8 -


                  dividend is paid in Common Shares, the price of such shares shall be the average closing price for the Common Shares publicly traded during the twenty (20) trading days ended on the last day of the fiscal year;

         (d) the holders of Preferred Shares shall have first equity preference as a class, limited in amount to US$6.00 per Preferred Share in the assets of the Corporation legally available for distribution in the event of a liquidation, dissolution or winding up of the Corporation; and

         (e) each Preferred Share may be converted by the holder at any time into Common Shares of the Corporation, on the basis of 2 Common Shares for each Preferred Share held by the holder. Each Preferred Share shall automatically convert into two Common Shares of the Corporation immediately upon the occurrence of the first of the following events:

                    (i) the closing price for the Common Shares of the Corporation in any public market meets or exceeds US$4.00 per share for twenty (20) consecutive trading days;

                    (ii) the  Corporation's  auditors release audited  financial statements according to U.S. Generally Accepted Accounting Principles ("GAAP") that show the Corporation has a net income for the previous twelve
                         (12) month (or shorter) period exceeding US$2,000,000;

                    (iii)the  Corporation's  auditors  release annual  financial statements according to Canadian GAAP that shows the Corporation has a net income for the previous twelve
                         (12) months (or shorter) period  exceeding  $2,600,000;
                         or

                    (iv) December 31, 2002.

          PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE RESOLUTION APPROVING THE PROPOSED PUBLIC FINANCING, UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE VOTED AGAINST SUCH RESOLUTION. An affirmative of at least a majority of the votes cast at the Meeting will be required to approve the proposed resolution. A copy of the proposed resolution for the public financing is annexed to this Information Circular as Schedule "A".


8.       SPECIAL RESOLUTION - CONTINUATION INTO THE YUKON TERRITORY

         The Corporation is seeking shareholder approval for the continuance of the Corporation into the Yukon Territory. The Corporation is proposing to continue into the Yukon Territory because under Yukon law it will not be subject to Canadian residency requirements for a majority of directors and to pursue potential opportunities to amalgamate or merge with

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                                                       - 9 -


         companies in the same industry. As a company with all of its assets and properties in the United States, it is difficult to maintain the required Canadian resident directors. The freedom to access directors, whether Canadian residents or not, is attractive to the Corporation. If the shareholders of the Corporation approve the continuance into the Yukon Territory, the Corporation will file Articles of Continuance with the Registrar under the Business Corporations Act (Yukon) (the "YBCA") and, upon approval of the Articles of Continuance and issuance by the Registrar under the YBCA of a Certificate of Continuance, the Corporation will thereafter be continued as a Yukon corporation.

         If the continuance is approved, the Articles of Continuance will be adopted to replace the existing Articles of the Corporation (the equivalent of a Certificate of Incorporation and Bylaws) and will constitute the governing instruments of the continued company under Yukon law. The existing Articles of the Corporation will be adopted and continued into the Yukon Territory, except to the extent that they may conflict with Yukon law.

         It is contemplated that if a continuance is approved, it will become effective on the day of the Meeting or any adjournment thereof.

          PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE APPROVAL OF THE PROPOSED SPECIAL RESOLUTION TO CONTINUE INTO THE YUKON TERRITORY, UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE VOTED AGAINST SUCH SPECIAL RESOLUTION. The proposed continuation requires approval by a special resolution which is defined as a resolution of the shareholders confirmed by at least two-thirds (2/3) of the votes cast at a special meeting called for such purpose. An affirmative vote of at least two-thirds (2/3) of the votes cast at the Meeting will accordingly be required to approve the proposed special resolution. A copy of the proposed special resolution approving the continuation into the Yukon Territory is annexed to this Information Circular as Schedule "B".

         The directors of the Corporation may, notwithstanding requisite shareholder approval, abandon the application for continuance without further approval of the shareholders, all as provided under the OBCA. In making such determination, the directors in their discretion, will determine whether it is in the best interests of the Corporation to proceed with the continuance, after considering all relevant factors at the particular time, whether or not foreseen at this date.

         Pursuant to the OBCA, a holder of Common Shares is entitled to dissent and be paid the fair value of such Common Shares if the shareholder objects to the special resolution attached hereto as Schedule "B". A management summary of the shareholders dissent rights is set forth below under Section 9 - "Dissent Rights".



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                                                      - 10 -


9.       DISSENT RIGHTS

         Pursuant to the OBCA, a holder of Common Shares of the Corporation who objects to the special resolution in respect of continuing the Corporation into the Yukon Territory (the "Special Resolution") is entitled, to dissent and be paid the fair value of his or her Common Shares. A shareholder may dissent only with respect to all of the shares of the class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name. Accordingly, in respect of the Special Resolution, a shareholder is not entitled to dissent with respect to any shares of one class beneficially owned by one owner if the shareholder votes any of such shares in favour of the particular matter.

         In order to dissent, a shareholder must send to the Corporation at or before the Meeting a written objection (an "Objection Notice") to the Special Resolution. A vote against the Special Resolution or an abstention does not constitute such a written objection, but the shareholder need not vote his shares against the Special Resolution in order to object. Within ten (10) days after the approval of the Special Resolution, the Corporation must send to each shareholder who has filed an Objection Notice a notice stating that the Special Resolution has been adopted (the "Corporation Notice"). A Corporation Notice is not required to be sent to any shareholder who voted for the Special Resolution or who has withdrawn his Objection Notice.

         Within twenty (20) days after receipt of the Corporation Notice or, if no Corporation Notice is received by the dissenting shareholder within twenty (20) days after the shareholder learns that the Special Resolution has been adopted, the dissenting shareholder is required to send a written notice to the Corporation containing the shareholder's name and address, the number and class of shares held by him in respect of which he dissents and a demand for payment of the fair value of such shares (the "Demand for Payment"). Within thirty (30) days thereafter, the dissenting shareholder must send the share certificates representing such shares to the Corporation. Such share certificates will be endorsed by the Corporation with a notice that the holder is a dissenting shareholder and will be returned to the dissenting shareholder. A dissenting shareholder who fails to forward his Demand for Payment and share certificates within the time required loses any right to make a claim for payment of the fair value of his shares.

         On sending the Demand for Payment to the Corporation, a dissenting shareholder ceases to have any right as a shareholder in respect of the shares in respect of which the shareholder dissents except the right to be paid the fair value of his shares unless the dissenting shareholder withdraws the Demand for Payment before the Corporation sends an Offer to Purchase as described below.

         Not later than seven (7) days after the later of the date on which the action approved by the Special Resolution is effective or the date the Corporation receives the Demand for Payment, the Corporation will send to each dissenting shareholder a written offer (the "Offer to Purchase") to pay for the shares in an amount considered by the directors of the Corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every Offer to Purchase shall be on the same terms.

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         Dissenting  shareholders  who accept the Offer to Purchase will be paid within ten (10) days after the Corporation receives notice of such acceptance. The Offer to Purchase lapses if the Corporation does not receive an acceptance within thirty (30) days after the date on which the Offer to Purchase was made.

         If the Corporation fails to make the Offer to Purchase, or the dissenting shareholder fails to accept the Offer to Purchase, the Corporation may, within fifty (50) days after the action approved by the Special Resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares. If the Corporation fails to make such an application, the dissenting shareholder has the right to apply for the same purpose within a further period of twenty (20) days or within such further period as the court may allow. All the dissenting shareholders who have sent to the Corporation the Demand for Payment and have not accepted the Offer to Purchase, if such an offer was made, will be joined as parties to the application and will be bound by the decision of the court. The court may determine whether any person is a dissenting shareholder who should be joined as a party, and the court will fix a fair value for the shares of all dissenting shareholders.

         A shareholder who complies with each of the steps required to dissent effectively is entitled, for the particular Special Resolution in respect of which the shareholder dissents and which Special Resolution becomes effective, to be paid by the Corporation the fair value of the shares in respect of which that shareholder dissents determined as of the close of business on the day before the particular Special Resolution is adopted.

         Notwithstanding the foregoing summary, it is strongly suggested that a shareholder obtain legal advice if he or she wishes to invoke his or her right of dissent. Failure to comply strictly with the procedure set out in the OBCA would result in prejudice to that right of dissent.


10.      APPOINTMENT OF AUDITORS

         The shareholders of the Corporation are being asked at the meeting to confirm the appointment of Coopers & Lybrand, Chartered Accountants, as auditors for the year ending June 30, 1997 and to authorize the directors to fix the remuneration paid to the auditors. Subject to the foregoing, unless such authority is withheld, the persons named in the enclosed Proxy intend to vote for the appointment of Coopers & Lybrand as auditors for the Corporation to hold office until the next annual meeting of shareholders and to authorize the directors to fix the remuneration of the auditors.


11.      FINANCIAL STATEMENTS

         Attached hereto are the Consolidated Financial Statements of the Corporation for the year ended June 30, 1996.


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                                                      - 12 -


12.      GENERAL

         Except as otherwise indicated, information contained herein is given as of November 5, 1996. Management knows of no other matters to come before the Meeting of Shareholders. However, if any other matters which are not now known to Management should come properly before the Meeting, the proxy will be voted on such matters in accordance with the best knowledge of the person voting it.


13.      DIRECTORS APPROVAL

         The contents and the sending of this Management Information Circular to shareholders of the Corporation have been approved by the Board of Directors of the Corporation.

         DATED at Dallas, Texas this 5th day of November, 1996.


                                            BY ORDER OF THE BOARD





                                            EUGENE A. SOLTERO
                                            Chief Executive Officer

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                                                      - 13 -


                                  SCHEDULE "A"


                         RESOLUTION RE PUBLIC FINANCING


                  WHEREAS the Corporation has entered into an agreement with National Securities Corp. of Seattle, Washington to complete an offering on a firm commitment basis of a minimum of 1,250,000 units and a maximum of 3,333,333 units (the "Units"), each Unit comprised of 1 series A convertible preferred share (the ("Preferred Shares") and 1 redeemable Common Share purchase warrant (the "Warrants");

                  AND WHEREAS the Preferred Shares and Warrants may not be traded separately until April 6, 1997, unless separated earlier upon three days' prior written notice to the Corporation from National Securities Corp.

                  AND WHEREAS each Preferred Share is convertible into two Common Shares of the Corporation and each Warrant is exercisable after the date on which the Preferred Shares and Warrants become tradeable separately until December 31, 1998, at a price of U.S.$3.00 per share (subject to adjustment) to acquire 1 Common Share, provided that at any time after April 6, 1997 the Corporation may call for the redemption of the Warrants on 30 days' prior written notice to Warrant holders at a redemption price of U.S.$0.01 per Warrant, provided that the closing price on the closing bid quotation of the Common Shares is at least U.S.$4.50 per share for 10 consecutive trading days.

                  NOW THEREFORE BE IT RESOLVED THAT:

1. The Corporation be and it is hereby authorized to enter into an agreement with National Securities Corp., providing for the offering of a minimum of 1,250,000 Units and a maximum of 3,333,333 Units in the capital of the Corporation on a firm commitment basis; and

2. Any director or officer of the Corporation be and is hereby authorized on behalf of the Corporation to execute all documents and do all this necessary or advisable in connection with the foregoing.


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                                                      - 14 -

                                  SCHEDULE "B"


                        SPECIAL RESOLUTION RE CONTINUANCE


WHEREAS the Corporation considers it advisable to continue the Corporation into the Yukon Territory;

                  NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION
THAT:

1. The Corporation is hereby authorized to discontinue under the provisions of the Business Corporations Act (Ontario);

2. The continuance of the Corporation from the jurisdiction of Ontario under the Business Corporations Act (Ontario) to the Yukon Territory under the Business Corporations Act (Yukon) be and the same is hereby authorized and approved; and

3. Any director or officer of the Corporation be and they are hereby authorized on behalf of the Corporation to apply for a certificate of discontinuance with the Ministry of Consumer and Commercial Relations in order to continue the Corporation out of Ontario and into the Yukon Territory, to file Articles of Continuance with the Registrar of the Yukon substantially in the form of the present Articles of the Corporation except to the extent they may conflict with Yukon law, and to execute all documents and do all things necessary or advisable in connection with the foregoing; provided however that the directors of the Corporation are hereby authorized to revoke or amend the foregoing special resolution in whole or in part without further approval of the shareholders of the Corporation at any time prior to the endorsement by the Director under the Business Corporations Act (Ontario) approving the application for continuance.


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